FOR IMMEDIATE RELEASE

Workiva Announces Fourth Quarter and Full Year 2017 Financial Results
Q4 Total Revenue of $54.5 million, Up 17.5% from Q4 2016
Q4 Subscription and Support Revenue of $45.5 million, Up 18.8% from Q4 2016
Full Year 2017 Total Revenue of $207.9 million, Up 16.4% from 2016
AMES, Iowa - February 22, 2018 -- Workiva Inc. (NYSE: WK), a leading provider of solutions for enterprise productivity, today announced financial results for its fourth quarter ended December 31, 2017.
“We posted strong results for the fourth quarter and full-year 2017,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “We are pleased to have surpassed the milestone of $200 million in annual revenue with more than 3,000 customers in 2017.”
“We continue to add new Wdesk users across public and private companies, state and local governments and universities,” said Rizai. “Over the past few quarters, we have accelerated investments in our platform and talent, and we have continued to build our ecosystem. The critical pieces of our enterprise plan are now in place to meet our growing customer demand for a broader-based, enterprise-wide Wdesk platform.”
“We are making solid progress toward selling larger-sized deals as shown by the data we are releasing today on the growing number of customers with larger annual contract values. We are encouraged by this trend and also by our pipeline of larger contracts,” said Rizai.
Fourth Quarter 2017 Financial Highlights

•
Revenue: Total revenue for the fourth quarter of 2017 reached $54.5 million, an increase of 17.5% from $46.4 million in the fourth quarter of 2016. Subscription and support revenue contributed $45.5 million, up 18.8% versus the fourth quarter of 2016. Professional services revenue was $9.0 million, an increase of 11.3% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the fourth quarter of 2017 was $38.4 million compared with $33.2 million in the same quarter of 2016. GAAP gross margin was 70.5% versus 71.5% in the fourth quarter of 2016. Non-GAAP gross profit for the fourth quarter of 2017 was $38.8 million, an increase of 16.1% compared with the prior year's fourth quarter, and non-GAAP gross margin was 71.1% compared to 72.0% in the fourth quarter of 2016.

•
Loss from Operations: GAAP loss from operations for the fourth quarter of 2017 was $14.7 million compared with a loss of $7.4 million in the prior year's fourth quarter. Non-GAAP loss from operations was $8.4 million, compared with non-GAAP loss from operations of $3.7 million in the fourth quarter of 2016.

•
Net Loss: GAAP net loss for the fourth quarter of 2017 was $14.3 million compared with a net loss of $7.5 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.34, based on 42.1 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.18, based on 40.9 million weighted-average shares outstanding in the fourth quarter of 2016.

•
Non-GAAP net loss for the fourth quarter of 2017 was $8.0 million compared with a net loss of $3.8 million in the prior year's fourth quarter. Non-GAAP net loss per basic and diluted share was $0.19, based on 42.1 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.09, based on 40.9 million weighted-average shares outstanding in the fourth quarter of 2016.

Key Metrics and Recent Business Highlights

•	Customers: Workiva had 3,063 customers as of December 31, 2017, a net increase of 291 customers from December 31, 2016.

•
Revenue Retention Rate: As of December 31, 2017, Workiva's revenue retention rate (excluding add-on revenue) was 96.0%, and the revenue retention rate including add-on revenue was 107.6%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

•
Large Contracts: As of December 31, 2017, Workiva had 324 customers with an annual contract value (ACV) of more than $100,000, up 37% from 236 customers at the end of 2016. In 2017, Workiva had 146 customers with an ACV of more than $150,000, up 52% from 96 customers in the fourth quarter of last year. For additional information, see Exhibit C at the end of this press release.

•	Fortune’s Best Workplaces: Workiva was named number 12 on Fortune Magazine’s Best Workplaces in Technology list for 2018.
Full Year 2017 Financial Highlights

•
Revenue: Total revenue for the full year 2017 was $207.9 million, an increase of 16.4% compared with $178.6 million in the prior year. Subscription and support revenue was $169.3 million, an increase of 18.3% on a year-over-year basis. Professional services revenue was $38.6 million, an increase of 8.6% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for 2017 was $147.6 million compared with $127.0 million in the prior year. GAAP gross margin was 71.0% in 2017. Non-GAAP gross profit was $148.8 million, an increase of 16.3% compared with the prior year, and non-GAAP gross margin was 71.6%.

•
Loss from Operations: GAAP loss from operations for the full year 2017 was $44.3 million compared with a loss of $43.6 million in the prior year. Non-GAAP loss from operations was $24.8 million compared with a loss of $29.3 million in 2016.

•
Net Loss: GAAP net loss for 2017 was $44.4 million compared with a net loss of $44.0 million in the prior year. GAAP net loss per share was $1.07 based on 41.6 million weighted-average shares outstanding compared with a loss per share of $1.08 based on 40.7 million weighted-average shares outstanding in 2016.

•
Non-GAAP net loss for 2017 was $25.0 million compared with a net loss of $29.7 million in the prior year. Non-GAAP net loss per share was $0.60 based on 41.6 million weighted-average shares outstanding compared with a non-GAAP net loss per share of $0.73 based on 40.7 million weighted-average shares in 2016.

•
Balance Sheet: As of December 31, 2017, Workiva had cash, cash equivalents and marketable securities totaling $76.7 million, compared with $77.8 million as of September 30, 2017. Capital lease and financing obligations totaled $19.6 million as of December 31, 2017.

•	Cash Flow: Net cash provided by operating activities was $5.5 million in 2017, compared to cash used in operating activities of $10.4 million in 2016.
“We are pleased to have generated positive operating cash flow in 2017. We expect operating cash flow to be positive again in 2018,” said Stuart Miller, Executive Vice President and Chief Financial Officer of Workiva.

Financial Outlook
The guidance provided below reflects the impact of ASC 606, which Workiva adopted January 1, 2018 using the modified retrospective transition method. Workiva will report its financial results under both ASC 606 and the previous standard (ASC 605) each quarter in 2018. Workiva's preliminary estimates relating to this accounting change are as follows: a favorable impact of approximately $4.5 million on operating expenses for 2018, an unfavorable impact of approximately $2.0 million on services revenue in the first quarter, and an insignificant impact on total revenue for 2018. These impacts are addressed in the guidance below.
As of February 22, 2018, Workiva is providing guidance for its first quarter 2018 and full year 2018 as follows:
First Quarter 2018 Guidance:

•	Total revenue is expected to be in the range of $57.3 million to $57.8 million.

•	GAAP loss from operations is expected to be in the range of $13.7 million to $14.2 million.

•	Non-GAAP loss from operations is expected to be in the range of $7.8 million to $8.3 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.33 to $0.34.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.19 to $0.20.

•	Net loss per basic and diluted share is based on 42.6 million weighted-average shares outstanding.
Full Year 2018 Guidance:

•	Total revenue is expected to be in the range of $234.0 million to $236.0 million.

•	GAAP loss from operations is expected to be in the range of $57.1 million to $59.1 million.

•	Non-GAAP loss from operations is expected to be in the range of $32.0 million to $34.0 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.35 to $1.40.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.77 to $0.82.

•	Net loss per basic and diluted share is based on 43.4 million weighted-average shares outstanding.

“Our plans to capture larger enterprise deals and achieve our long-term financial targets remain unchanged. Our 2018 non-GAAP operating loss guidance reflects the necessary investments to execute our strategy. As we stated last quarter, we expect to see progress from our enterprise strategy in bookings in the second half of 2018 and in revenue in 2019,” said Miller.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2017, in addition to discussing the Company’s outlook for the first quarter and full year 2018. To access this call, dial 866-393-4306 (domestic) or 734-385-2616 (international). The conference ID is 6689369. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through March 1, 2018 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 6689369. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.
About Workiva
Workiva (NYSE:WK) delivers Wdesk, an intuitive cloud platform that modernizes how people work within thousands of organizations, including over 70 percent of the FORTUNE 500®. Wdesk is built upon a data management engine, offering controlled collaboration, data connections, granular permissions and a full audit trail. Wdesk helps mitigate risk, improves productivity and gives users confidence in their data-driven decisions. Workiva employs more than 1,300 people with offices in 16 cities. The company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Read the Workiva blog: www.workiva.com/blog
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Claim not confirmed by FORTUNE or Time Inc. FORTUNE 500® is a registered trademark of Time Inc. and is used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Workiva Inc.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Exhibit A at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Exhibit B at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(unaudited)
Revenue
Subscription and support	$45,549	$38,329	$169,283	$143,120
Professional services	8,957	8,045	38,586	35,526
Total revenue	54,506	46,374	207,869	178,646
Cost of revenue
Subscription and support (1)	8,779	7,244	32,646	27,895
Professional services (1)	7,310	5,964	27,599	23,730
Total cost of revenue	16,089	13,208	60,245	51,625
Gross profit	38,417	33,166	147,624	127,021
Operating expenses
Research and development (1)	18,870	14,533	68,172	57,438
Sales and marketing (1)	21,949	18,196	84,161	80,466
General and administrative (1)	12,271	7,845	39,594	32,695
Total operating expenses	53,090	40,574	191,927	170,599
Loss from operations	(14,673)	(7,408)	(44,303)	(43,578)
Interest expense	(451)	(455)	(1,845)	(1,875)
Other income, net	797	348	1,783	1,500
Loss before (benefit) provision for income taxes	(14,327)	(7,515)	(44,365)	(43,953)
(Benefit) provision for income taxes	(6)	1	61	24
Net loss	$(14,321)	$(7,516)	$(44,426)	$(43,977)
Net loss per common share:
Basic and diluted	$(0.34)	$(0.18)	$(1.07)	$(1.08)
Weighted-average common shares outstanding - basic and diluted	42,108,764	40,872,772	41,618,838	40,671,133

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(unaudited)
Cost of revenue
Subscription and support	$216	$128	$738	$493
Professional services	136	96	465	411
Operating expenses
Research and development	658	578	2,224	2,365
Sales and marketing	842	604	2,983	2,075
General and administrative	4,424	2,279	13,066	8,903

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	As of December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$60,333	$51,281
Marketable securities	16,364	11,435
Accounts receivable, net	28,800	22,535
Deferred commissions	2,376	1,864
Other receivables	975	1,545
Prepaid expenses	6,444	9,382
Total current assets	115,292	98,042
Property and equipment, net	40,444	42,590
Intangible assets, net	1,118	1,012
Other assets	861	1,499
Total assets	$157,715	$143,143
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,060	$849
Accrued expenses and other current liabilities	20,212	20,695
Deferred revenue	104,684	76,016
Deferred government grant obligation	217	1,022
Current portion of capital lease and financing obligations	1,168	1,285
Current portion of long-term debt	—	20
Total current liabilities	129,341	99,887
Deferred revenue	22,709	21,485
Deferred government grant obligation	278	1,000
Other long-term liabilities	3,896	4,100
Capital lease and financing obligations	18,425	19,743
Long-term debt	—	53
Total liabilities	174,649	146,268
Stockholders’ deficit
Common stock	42	41
Additional paid-in-capital	248,289	217,454
Accumulated deficit	(265,337)	(220,911)
Accumulated other comprehensive income	72	291
Total stockholders’ deficit	(16,934)	(3,125)
Total liabilities and stockholders’ deficit	$157,715	$143,143

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
	(unaudited)
Cash flows from operating activities
Net loss	$(14,321)	$(7,516)	$(44,426)	$(43,977)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	934	904	3,546	3,820
Stock-based compensation expense	6,276	3,685	19,476	14,247
(Recovery of) provision for doubtful accounts	(258)	107	(517)	185
Realized gain on sale of available-for-sale securities, net	—	—	—	(6)
Amortization of premiums and discounts on marketable securities, net	18	36	101	147
Recognition of deferred government grant obligation	(635)	(231)	(1,578)	(1,141)
Deferred income tax	—	(25)	—	(32)
Changes in assets and liabilities:
Accounts receivable	(4,247)	(367)	(5,546)	(7,101)
Deferred commissions	(168)	(233)	(498)	(497)
Other receivables	134	(285)	577	(732)
Prepaid expenses	(145)	(4,415)	2,952	(5,513)
Other assets	692	187	618	(654)
Accounts payable	1,198	(4,310)	2,206	(3,930)
Deferred revenue	4,969	18,799	29,367	34,211
Accrued expenses and other liabilities	(675)	3,616	(758)	604
Net cash (used in) provided by operating activities	(6,228)	9,952	5,520	(10,369)
Cash flows from investing activities
Purchase of property and equipment	(54)	(801)	(1,188)	(1,901)
Purchase of marketable securities	(3,002)	(499)	(14,369)	(1,301)
Maturities of marketable securities	1,600	—	9,281	—
Sale of marketable securities	—	—	—	7,197
Purchase of intangible assets	(53)	(38)	(197)	(190)
Net cash (used in) provided by investing activities	(1,509)	(1,338)	(6,473)	3,805
Cash flows from financing activities
Proceeds from option exercises	5,816	237	12,485	1,597
Taxes paid related to net share settlements of stock-based compensation awards	(189)	—	(1,125)	(761)
Repayment of other long-term debt	—	—	(73)	(18)
Principal payments on capital lease and financing obligations	(300)	(417)	(1,435)	(1,863)
Proceeds from government grants	29	—	51	183
Payments of issuance costs on line of credit	—	—	(81)	(33)
Net cash provided by (used in) financing activities	5,356	(180)	9,822	(895)
Effect of foreign exchange rates on cash	(4)	5	183	(10)
Net (decrease) increase in cash and cash equivalents	(2,385)	8,439	9,052	(7,469)
Cash and cash equivalents at beginning of period	62,718	42,842	51,281	58,750
Cash and cash equivalents at end of period	$60,333	$51,281	$60,333	$51,281

EXHIBIT A WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Gross profit, subscription and support	$36,770	$31,085	$136,637	$115,225
Add back: Stock-based compensation	216	128	738	493
Gross profit, subscription and support, non-GAAP	$36,986	$31,213	$137,375	$115,718
As a percentage of subscription and support revenue, non-GAAP	81.2%	81.4%	81.2%	80.9%

Gross profit, professional services	$1,647	$2,081	$10,987	$11,796
Add back: Stock-based compensation	136	96	465	411
Gross profit, professional services, non-GAAP	$1,783	$2,177	$11,452	$12,207
As a percentage of professional services revenue, non-GAAP	19.9%	27.1%	29.7%	34.4%

Gross profit, as reported	$38,417	$33,166	$147,624	$127,021
Add back: Stock-based compensation	352	224	1,203	904
Gross profit, non-GAAP	$38,769	$33,390	$148,827	$127,925
As percentage of revenue, non-GAAP	71.1%	72.0%	71.6%	71.6%

Research and development, as reported	$18,870	$14,533	$68,172	$57,438
Less: Stock-based compensation	658	578	2,224	2,365
Research and development, non-GAAP	$18,212	$13,955	$65,948	$55,073
As percentage of revenue, non-GAAP	33.4%	30.1%	31.7%	30.8%

Sales and marketing, as reported	$21,949	$18,196	$84,161	$80,466
Less: Stock-based compensation	842	604	2,983	2,075
Sales and marketing, non-GAAP	$21,107	$17,592	$81,178	$78,391
As percentage of revenue, non-GAAP	38.7%	37.9%	39.1%	43.9%

General and administrative, as reported	$12,271	$7,845	$39,594	$32,695
Less: Stock-based compensation	4,424	2,279	13,066	8,903
General and administrative, non-GAAP	$7,847	$5,566	$26,528	$23,792
As percentage of revenue, non-GAAP	14.4%	12.0%	12.8%	13.3%

Loss from operations	$(14,673)	$(7,408)	$(44,303)	$(43,578)
Add back: Stock-based compensation	6,276	3,685	19,476	14,247
Loss from operations, non-GAAP	$(8,397)	$(3,723)	$(24,827)	$(29,331)
As percentage of revenue, non-GAAP	(15.4)%	(8.0)%	(11.9)%	(16.4)%

Net loss	$(14,321)	$(7,516)	$(44,426)	$(43,977)
Add back: Stock-based compensation	6,276	3,685	19,476	14,247
Net loss, non-GAAP	$(8,045)	$(3,831)	$(24,950)	$(29,730)
As percentage of revenue, non-GAAP	(14.8)%	(8.3)%	(12.0)%	(16.6)%

Net loss per basic and diluted share:	$(0.34)	$(0.18)	$(1.07)	$(1.08)
Add back: Stock-based compensation	0.15	0.09	0.47	0.35
Net loss per basic and diluted share, non-GAAP	$(0.19)	$(0.09)	$(0.60)	$(0.73)
Weighted-average common shares outstanding - basic and diluted, non-GAAP	42,108,764	40,872,772	41,618,838	40,671,133

EXHIBIT B WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending March 31, 2018			Year ending December 31, 2018

Loss from operations, GAAP range	$(13,700)	-	$(14,200)	$(57,100)	-	$(59,100)
Add back: Stock-based compensation	5,900		5,900	25,100		25,100
Loss from operations, non-GAAP range	$(7,800)	-	$(8,300)	$(32,000)	-	$(34,000)

Net loss per share, GAAP range	$(0.33)	-	$(0.34)	$(1.35)	-	$(1.40)
Add back: Stock-based compensation	0.14		0.14	0.58		0.58
Net loss per share, non-GAAP range	$(0.19)	-	$(0.20)	$(0.77)	-	$(0.82)

Weighted-average common shares outstanding - basic and diluted	42,600,000		42,600,000	43,400,000		43,400,000

EXHIBIT C
WORKIVA INC.
Customer Count by Annual Contract Value

	2014				2015				2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Annual Contract Value $100k+	45	55	67	73	85	111	125	144	166	183	205	236	250	275	302	324
Annual Contract Value $150k+	14	18	24	27	29	36	49	56	72	85	93	96	101	121	131	146

Annual contract value (“ACV”) for each customer is calculated by annualizing the subscription and support revenue recognized during each quarter.